Exhibit 10.2

OWENS & MINOR, INC.

2023 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Owens & Minor, Inc. 2023 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Accendra Health, Inc., a Virginia corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of performance-based stock units (the “Performance Stock Units”) set forth below.  This award of Performance Stock Units (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), and the Plan, each of which is incorporated herein by reference.  As a condition to accepting this Award, you have agreed to be bound by, and promised to abide by, the terms set forth in the Accendra Health Leadership Teammate Agreement (the “Teammate Agreement”).  You expressly acknowledge and affirm that this Award would not be granted to you if you had not agreed to be bound by the Teammate Agreement.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement.

Type of Award:	Performance Stock Units
Participant:	[●]
Date of Grant:	[●]
Target Number of Performance Stock Units (“Target PSUs”):	[●]
Performance Period:	The three fiscal-year period commencing as of [●] and ending on [●].
Vesting Schedule:

Subject to Section 2 and Section 5 of the Agreement, the Plan and the other terms and conditions set forth herein, the Performance Stock Units shall be earned based on achievement of the performance-vesting conditions set forth on Annex A to the Agreement, so long as you do not incur a Termination of Service prior to the Certification Date.

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Stock Unit Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf), facsimile counterparts or similar means of electronic delivery), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed and delivered the Teammate Agreement and this Grant Notice to the Company within 60 days following the Date of Grant, then this Award will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

ACCENDRA HEALTH, INC.

Name: [●]

Title: [●]

PARTICIPANT

Name: [●]

EXHIBIT A

PERFORMANCE STOCK UNIT AGREEMENT

This Performance Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Accendra Health, Inc., a Virginia corporation (the “Company”), and [●] (the “Participant”).  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of Performance Stock Units set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.  To the extent earned, each Performance Stock Unit represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan.  Unless and until the Performance Stock Units have become earned in the manner set forth in Annex A to this Agreement, the Participant will have no right to receive any Shares or other payments in respect of the Performance Stock Units.  Prior to settlement of this Award, the Performance Stock Units and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Earning Performance Stock Units.
(a)Except as otherwise set forth in this Section 2 and Section 5, the Performance Stock Units shall be earned in accordance with the schedule set forth in Annex A to this Agreement.  Upon the Participant’s Termination of Service prior to the date the Performance Stock Units are earned, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Participant and the Company or any Affiliate, all unearned Performance Stock Units and Dividend Equivalent Rights (and all rights arising from such Performance Stock Units and Dividend Equivalent Rights and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, (i) subject to Section 10, upon the Participant’s Termination of Service due to the Participant’s death or Disability, a number of Performance Stock Units equal to the Target PSUs shall automatically become earned as of the date of such Termination of Service, and the right to receive any additional Performance Stock Units granted under this Agreement will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company, and (ii) upon a Change in Control, the Performance Stock Units shall be treated in accordance with Article X of the Plan; provided, however, that, for purposes of Sections 10.1(b) and 10.2 of the Plan, upon a Change in Control, the Performance Stock Units shall be deemed earned at 300% of the Target PSUs.
3.Dividend Equivalent Rights.  If the Company declares and pays a regular dividend in respect of its outstanding Shares (which, for clarity, does not include any extraordinary dividend) and, on the record date for such dividend, the Participant holds Performance Stock Units granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend (a “Subject Dividend”) in a bookkeeping account.  Within 60 days after the date on which a Performance Stock Unit is earned, the Company will pay the Participant an amount equal to (a) the aggregate value of the Subject

Dividends, multiplied by (b) the number of Performance Stock Units that become earned on such date under this Agreement (the “Dividend Equivalent Rights”).  For clarity, if any of the Performance Stock Units are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit all Dividend Equivalent Rights, if any, accrued with respect to such forfeited Performance Stock Units.  No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.
4.Settlement of Performance Stock Units.  Subject to Section 6, as soon as administratively practicable following the date the Performance Stock Units become earned, but in no event later than 60 days after such date, the Performance Stock Units will be adjusted to reflect, and the Company shall deliver to the Participant, a number of Shares equal to the number of Performance Stock Units earned pursuant to this Agreement.  All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of Shares shall not bear any interest owing to the passage of time.  Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Restrictive Covenants.
(a)The Participant acknowledges and agrees that the grant of the Performance Stock Units further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, the Participant has agreed to abide by the terms set forth in the Teammate Agreement, which is hereby incorporated by reference and deemed to be part of this Agreement as if fully set forth herein.  The Participant acknowledges and agrees that each and every restraint set forth in the Teammate Agreement is reasonable and enforceable in all respects and does not preclude the Participant from earning a livelihood or unreasonably impose limitations on the Participant’s ability to earn a living.
(b)Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has failed to abide by any of the terms set forth in the Teammate Agreement or the provisions of any other confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement or other restrictive covenants in any other agreement by and between the Company or any Affiliate and the Participant, then, in addition to and without limiting the remedies set forth in the Teammate Agreement:
(i)all Performance Stock Units that have not been settled as of the date of such determination (and all rights arising from such Performance Stock Units and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and
(ii)the Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any Shares previously received by the Participant pursuant to the settlement of the Performance Stock Units as of the date of receipt of such Shares.
6.Tax Withholding.
(a)To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the payment of all income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award shall be made through “net settlement” (i.e., by withholding Shares otherwise issuable pursuant to this Award), with the maximum number of Shares that may be so withheld equal to the number of Shares that have an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be used without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee.  Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant.  The Company shall not be obligated to deliver any Shares or make any payment to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative has satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the compensation income or wages of the Participant resulting from the receipt, vesting or settlement of this Award or any other taxable event related to this Award.
(b)The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor.  The Participant is ultimately liable and responsible for all taxes owed in connection with this Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with this Award.  Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of this Award or the subsequent sale of Shares.  The Company and its Affiliates do not commit and are under no obligation to structure this Award to reduce or eliminate the Participant’s tax liability.  The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
7.Non-Transferability.  During the lifetime of the Participant, the Performance Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Stock Units have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the Performance Stock Units nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed.  No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed.  In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.Rights as a Shareholder.  The Participant shall have no rights as a shareholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
10.Execution of Receipts and Releases.  Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to earned Performance Stock Units.
11.No Right to Continued Employment, Service or Awards.  Nothing in the adoption of the Plan, nor the award of the Performance Stock Units thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company, any Affiliate or any other entity, or affect in any way the right of the Company, any Affiliate, or any other entity to terminate such employment or other service relationship at any time.  Unless otherwise provided in a written employment or service agreement or by applicable law, the Participant’s employment by or service with the Company, any Affiliate or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, any Affiliate or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.  The grant of the Performance Stock Units is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive awards or benefits in the future in lieu of awards in the future, including any adjustment to wages, overtime, benefits or other compensation.  Any future Awards will be granted at the sole discretion of the Company.
12.Legal and Equitable Remedies.  The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement, including any covenants set forth in the Teammate Agreement, will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees.  The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction.  Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.
13.Notices.  All notices and other communications under this Agreement shall be in writing.  Such notices or other communications shall be effectively delivered if sent by registered or certified mail

(a) in the case of the Company, to the Company at its principal executive offices and (b) in the case of the Participant, at the Participant’s last known address on file with the Company.
14.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company.  Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access.  The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Agreement to Furnish Information.  The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Performance Stock Units granted hereby; provided, however, that (a) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement or any severance plan of the Company or any Affiliate in which the Participant participates as of the date a determination is to be made under this Agreement; and (b) the terms of this Agreement and the Teammate Agreement are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company or any Affiliate and the Participant with respect to confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement and other restrictive covenants.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
17.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.  Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right.  The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Company Recoupment of Awards.  The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the

Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law.
19.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the COMMONWEALTH of VIRGINIA applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of VIRGINIA LAW.
20.Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the Performance Stock Units may be transferred by will or the laws of descent or distribution.
21.Headings; References; Interpretation.  Headings are for convenience only and are not deemed to be part of this Agreement.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including the Teammate Agreement, and not to any particular provision of this Agreement.  All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
22.Section 409A.  This Award is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent.  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A of the Code, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Award to either be exempt from the application of Section 409A of the Code or comply with the requirements of Section 409A of the Code.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Performance Stock Units provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

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Annex A

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